EXHIBIT 8










                                November 22, 1996



Union Electric Company
1901 Chouteau Avenue
St. Louis, Missouri 63103


                  Re:      Subordinated Capital Income
                           Securities (Series A Subordinated
                           Deferrable Interest Debentures)


Ladies and Gentlemen:

                  As special tax counsel to Union Electric Company (the "Company"), we have assisted in the preparation of the form of prospectus supplement (the "Prospectus Supplement") that is an exhibit to post-effective amendment No. 1 to the registration statement on Form S-3 (File No. 33-66116) under the Securities Act of 1933 (the "Act"), as filed with the Securities and Exchange Commission on the date hereof, covering the issuance of Subordinated Capital Income Securities (Series A Subordinated Deferrable Interest Debentures) (the "Capital Securities") by the Company (the "Registration Statement"). Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Registration Statement.

                  We have examined and relied upon the Registration Statement (including without limitation the Company's statements in the Prospectus Supplement to the effect that the likelihood of extension of an interest payment period on the Capital Securities is remote) and the form of Indenture between the Company and Boatmen's Trust Company, as Trustee, as filed as an exhibit to the Registration Statement.

                  Based on the foregoing and on our consideration of such other information as we have deemed necessary and appropriate, we hereby confirm, subject to the qualifications contained therein, our opinion as set forth in the Prospectus Supplement under the caption "United States Taxation."


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                  We hereby  consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading "United States Taxation." In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act.


                                    Very truly yours,



                                    /s/ Winthrop, Stimson, Putnam & Roberts


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